Exhibit 10.4

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

March 27, 2007

Worldwide Stock Transfer, LLC
885 Queen Anne Road
Teaneck, NJ 07666

RE: NEOMEDIA TECHNOLOGIES, INC.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith by and between Neomedia Technologies, Inc., a Delaware corporation (the “Company”), and the Buyers set forth on Schedule I attached thereto (collectively the “Buyers”). Pursuant to the Securities Purchase Agreement, the Company shall sell to the Buyers, an the Buyers shall purchase from the Company, convertible debentures (collectively, the “Debentures”) in the aggregate principal amount of Seven Million Four Hundred Fifty Eight Thousand Six Hundred Fifty One Dollars ($7,458,651), plus accrued interest, which are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), at the Buyers discretion. The Company has also issued to the Buyer warrants to purchase up to 125,000,000 shares of Common Stock, at the Buyer’s discretion (the “Warrant”). These instructions relate to the following stock or proposed stock issuances or transfers:

1.	Shares of Common Stock to be issued to the Buyers upon conversion of the Debentures (“Conversion Shares”).

2.	Up to 125,000,000 shares of Common Stock to be issued to the Buyers upon exercise of the Warrant (the “Warrant Shares”).

This letter shall serve as our irrevocable authorization and direction to Worldwide Stock Transfer, Inc. (the “Transfer Agent”) to do the following:

1.	Conversion Shares and Warrant Shares.

a.
Instructions Applicable to Transfer Agent. With respect to the Conversion Shares, and Warrant Shares, the Transfer Agent shall issue the Conversion Shares and Warrant Shares to the Buyers from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Conversion Notice (the “Conversion Notice”) in the form attached as Exhibit A to the Debentures, or a properly completed and duly executed Exercise Notice (the “Exercise Notice”) in the form attached as Exhibit A to the Warrant, delivered to the Transfer Agent by the David Gonzalez, Esq. (the “Escrow Agent”) on behalf of the Company. Upon receipt of a Conversion Notice or an Exercise Notice, the Transfer Agent shall within three (3) Trading Days thereafter (i) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice or the Exercise Notice, a certificate, registered in the name of the Buyer or its designees, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice or Exercise Notice or (ii) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Buyers, credit such aggregate number of shares of Common Stock to which the Buyers shall be entitled to the Buyer’s or their designees’ balance account with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system provided the Buyer causes its bank or broker to initiate the DWAC transaction. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

b.
The Company hereby confirms to the Transfer Agent and the Buyer that certificates representing the Conversion Shares and the Warrant Shares shall not bear any legend restricting transfer and should not be subject to any stop-transfer restrictions and shall otherwise be freely transferable on the books and records of the Company; provided that counsel to the Company delivers (i) the Notice of Effectiveness set forth in Exhibit I attached hereto and (ii) an opinion of counsel in the form set forth in Exhibit II attached hereto, and that if the Conversion Shares, Warrant Shares and the Interest Shares are not registered for sale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares, Warrant Shares and Interest Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

c.
In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Conversion Shares or the Warrant Shares in accordance with the preceding paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Buyer to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Conversion Shares.

d.
Instructions Applicable to Escrow Agent. Upon the Escrow Agent’s receipt of a properly completed Conversion Notice or Exercise Notice and the Aggregate Exercise Price (as defined in the Warrant), the Escrow Agent shall, within one (1) Trading Day thereafter, send to the Transfer Agent the Conversion Notice or Exercise Notice as the case may be, which shall constitute an irrevocable instruction to the Transfer Agent to process such Conversion Notice or Exercise Notice in accordance with the terms of these instructions.

2.	All Shares.

a.
The Transfer Agent shall reserve for issuance to the Buyers a minimum of 500,000,000 shares for issues to the Buyers upon conversion of the Debenture and exercise of the Warrants. All such shares shall remain in reserve with the Transfer Agent until the Buyers provides the Transfer Agent instructions that the shares or any part of them shall be taken out of reserve and shall no longer be subject to the terms of these instructions.

b.
The Company hereby irrevocably appoints the Escrow Agent as a duly authorized agent of the Company for the purposes of authorizing the Transfer Agent to process issuances and transfers specifically contemplated herein.

c.
The Transfer Agent shall rely exclusively on the Conversion Notice or the Exercise Notice and shall have no liability for relying on such instructions. Any Conversion Notice or Exercise Notice delivered hereunder shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof. Such notice or notices may be transmitted to the Transfer Agent by facsimile or any commercially reasonable method.

d.
The Company hereby confirms to the Transfer Agent and the Buyers that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes the Transfer Agent, and the Transfer Agent shall be obligated, to disregard any contrary instructions received by or on behalf of the Company.

Certain Notice Regarding the Escrow Agent. The Company and the Transfer Agent hereby acknowledge that the Escrow Agent is general counsel to the Buyers, a partner of the general partner of the Buyers and counsel to the Buyers in connection with the transactions contemplated and referred herein. The Company and the Transfer Agent agree that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyers and neither the Company nor the Transfer Agent will seek to disqualify such counsel.

The Company hereby agrees that it shall not replace the Transfer Agent as the Company’s transfer agent without the prior written consent of the Buyers.

Any attempt by Transfer Agent to resign as the Company’s transfer agent hereunder shall not be effective until such time as the Company provides to the Transfer Agent written notice that a suitable replacement has agreed to serve as transfer agent and to be bound by the terms and conditions of these Irrevocable Transfer Agent Instructions.

 The Company and the Transfer Agent hereby acknowledge and confirm that complying with the terms of this Agreement does not and shall not prohibit the Transfer Agent from satisfying any and all fiduciary responsibilities and duties it may owe to the Company.

The Company and the Transfer Agent acknowledge that the Buyers is relying on the representations and covenants made by the Company and the Transfer Agent hereunder and are a material inducement to the Buyers purchasing convertible debentures under the Securities Purchase Agreement. The Company and the Transfer Agent further acknowledge that without such representations and covenants of the Company and the Transfer Agent made hereunder, the Buyers would not purchase the Debentures.

Each party hereto specifically acknowledges and agrees that in the event of a breach or threatened breach by a party hereto of any provision hereof, the Buyers will be irreparably damaged and that damages at law would be an inadequate remedy if these Irrevocable Transfer Agent Instructions were not specifically enforced. Therefore, in the event of a breach or threatened breach by a party hereto, including, without limitation, the attempted termination of the agency relationship created by this instrument, the Buyers shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of these Irrevocable Transfer Agent Instructions.

Transfer Agent Binding Disclaimer: In consideration for Worldwide Stock Transfer, LLC agreeing and attesting to all terms in the above referenced Irrevocable Transfer Agent Instructions, in particular any kind of lawsuit and or action that may arise from the buyer instructing Worldwide Stock Transfer, LLC to issue shares based on the legality of the agreement whereas the issuer is denying the request in full or partially for whatever reason, the issuer, buyers and any other third party involved agree for ourselves, our successors, legal representatives and assigns, at all times to defend, indemnify and save Worldwide Stock Transfer, LLC, their successors and assigns, free and harmless from and against any and all claims, from actions, suits, whether groundless or otherwise, and from and against any and all liabilities, taxes, losses, damages, costs, charges, counsel fees, and other expenses of every nature and character that arises from this action.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Irrevocable Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

COMPANY:

NEOMEDIA TECHNOLOGIES, INC.

By: /s/ David A. Dodge
Name: David A. Dodge
Title: CFO

/s/ David Gonzalez
David Gonzalez, Esq.

Worldwide Stock Transfer, LLC

By: /s/ Yonah Kopstick

Name: Yonah Kopstick
Title:SVP